UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2023

RPC, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8726	58-1550825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329

(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-2140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2023 Annual Meeting of Stockholders of the Company was held on April 25, 2023. At the Annual Meeting the stockholders of the Company (i) elected three Class I Nominees to the Board of Directors; (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (iii) held a nonbinding vote on executive compensation; and (iv) held a nonbinding vote regarding the frequency of voting on executive compensation.

The voting results for each proposal are as follows:

1.      To elect the three Class I Nominees to the Board of Directors:

	For	Withheld	Broker Non-Vote
Class I Nominees:
Jerry W. Nix	172,250,301	23,770,182	9,585,166
Patrick J. Gunning	192,735,650	3,284,833	9,585,166
Ben M. Palmer	184,370,727	11,649,756	9,585,166

2.     To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. There were no broker non-votes with respect to this proposal:

For	Against	Abstain
205,000,095	539,569	65,985

3.     To hold a non-binding vote on executive compensation:

For	Against	Abstain	Broker Non-Vote
193,152,683	2,717,845	149,952	9,585,169

4.     To hold a nonbinding vote regarding the frequency of voting on executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
46,764,383	53,879	148,985,328	216,886	9,585,173

Based on these results and consistent with the Company’s recommendation, the Board has determined that the Company will hold a non-binding advisory vote on executive compensation every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RPC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPC, Inc.

Date: April 27, 2023	/s/ Michael L. Schmit
Michael L. Schmit
Vice President Chief Financial Officer and Treasurer